ETF Opportunities Trust 485BPOS

Exhibit 99.(e)(16)

TWELFTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This twelfth amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”) dated as of September 30, 2021, between ETF Opportunities Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) is made effective as of September 25, 2024.

WHEREAS, the Parties desire to amend the Agreement to replace Exhibit A.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF OPPORTUNITIES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	David A. Bogaert, President		Teresa Cowan President
Date:	September 30, 2024	Date:	September 30, 2024

EXHIBIT A

American Conservative Values ETF
American Conservative Values Small-Cap ETF
Applied Finance Valuation Large Cap ETF
Formidable ETF
Formidable Dividend and Income ETF
Formidable Fortress ETF
Kingsbarn Tactical Bond ETF
Kingsbarn Dividend Opportunity Fund
WealthTrust DBS Long Term Growth ETF
Cultivar ETF
Tuttle Capital 2X DBMF ETF
Tuttle Capital 2X All Innovation ETF
Tuttle Capital 2X Inverse All Innovation ETF
T-Rex 2X Long Tesla Daily Target ETF
T-Rex 2X Inverse Tesla Daily Target ETF
T-Rex 2X Long NVIDIA Daily Target ETF
T-Rex 2X Inverse NVIDIA Daily Target ETF
LAFFER|TENGLER Equity Income ETF
REX IncomeMax AMD Strategy ETF
REX IncomeMax AMZN Strategy ETF
REX IncomeMax BABA Strategy ETF
REX IncomeMax BIIB Strategy ETF
REX IncomeMax DIS Strategy ETF
REX IncomeMax EEM Strategy ETF
REX IncomeMax GDXJ Strategy ETF
REX IncomeMax GOOG Strategy ETF
REX IncomeMax META Strategy ETF
REX IncomeMax MSFT Strategy ETF
REX IncomeMax MSTR Strategy ETF
REX IncomeMax PYPL Strategy ETF
REX IncomeMax SLV Strategy ETF
REX IncomeMax SMH Strategy ETF
REX IncomeMax SNOW Strategy ETF
REX IncomeMax TLRY Strategy ETF
REX IncomeMax V Strategy ETF
REX IncomeMax UNG Strategy ETF
REX IncomeMax USO Strategy ETF
REX FANG & Innovation Equity Premium Income ETF
Tuttle Capital Daily 2X Inverse Regional Banks ETF
Tuttle Capital Daily 2X Long AI ETF
Tuttle Capital Daily 2X Inverse AI ETF
Brendan Wood TopGun ETF
IDX Dynamic Innovation ETF
IDX Dynamic Fixed Income ETF
T-Rex 2x Long Apple Daily Target ETF
T-Rex 2x Inverse Apple Daily Target ETF
T-Rex 2x Long Alphabet Daily Target ETF
T-Rex 2x Inverse Alphabet Daily Target ETF

T-Rex 2x Long Microsoft Daily Target ETF
T-Rex 2x Inverse Microsoft Daily Target ETF
TappAlpha SPY Growth & Daily Income ETF
TappAlpha Innovation 100Growth & Daily Income ETF
REX AI Equity Premium Income ETF
Tuttle Capital Shareholders First Index ETF
SMI 3Fourteen Full-Cycle Trend ETF
Tuttle Capital Congressional Trading ETF
T-Rex 2x Long GME Daily Target ETF
T-Rex 2x Long HOOD Daily Target ETF
T-Rex 2x Long SMCI Daily Target ETF
T-Rex 2x Long DJT Daily Target ETF
T-Rex 2x Long MARA Daily Target ETF
T-Rex 2x Inverse MARA Daily Target ETF
T-Rex 2x Inverse RBLX Daily Target ETF
T-Rex 2x Long PLTR Daily Target ETF
T-Rex 2x Inverse PLTR Daily Target ETF
T-Rex 2x Long ARM Daily Target ETF
T-Rex 2x Long SHOP Daily Target ETF
T-Rex 2x Inverse SHOP Daily Target ETF
T-Rex 2x Long AMD Daily Target ETF
T-Rex 2x Inverse AMD Daily Target ETF
T-Rex 2x Long NFLX Daily Target ETF
T-Rex 2x Inverse NFLX Daily Target ETF
T-Rex 2x Long BA Daily Target ETF
T-Rex 2x Inverse BA Daily Target ETF
T-Rex 2x Long SNOW Daily Target ETF
T-Rex 2x Inverse SNOW Daily Target ETF
T-Rex 2x Long AVGO Daily Target ETF
T-Rex 2x Inverse AVGO Daily Target ETF
T-Rex 2x Long PANW Daily Target ETF
T-Rex 2x Inverse PANW Daily Target ETF
T-Rex 2x Long COIN Daily Target ETF
T-Rex 2x Inverse COIN Daily Target ETF
T-Rex 2x Long TSM Daily Target ETF
T-Rex 2x Inverse TSM Daily Target ETF
T-Rex 2x Long SQ Daily Target ETF
T-Rex 2x Inverse SQ Daily Target ETF
T-Rex 2x Long AI Daily Target ETF
T-Rex 2x Long MSTR Daily Target ETF
T-Rex 2x Inverse MSTR Daily Target ETF
Brookmont Catastrophic Bond ETF
Tuttle Capital RSP Option Income Strategy ETF
Tuttle Capital KRE Option Income Strategy ETF
Tuttle Capital IYR Option Income Strategy ETF
Tuttle Capital XLU Option Income Strategy ETF
Tuttle Capital XLE Option Income Strategy ETF
Tuttle Capital XHB Option Income Strategy ETF
Tuttle Capital EEM Option Income Strategy ETF
Tuttle Capital EFA Option Income Strategy ETF
Tuttle Capital XLF Option Income Strategy ETF
Tuttle Capital VTV Option Income Strategy ETF
Tuttle Capital IJH Option Income Strategy ETF
Tuttle Capital XLV Option Income Strategy ETF

Tuttle Capital SMH Option Income Strategy ETF

Tuttle Capital XBI Option Income Strategy ETF
Tuttle Capital XLY Option Income Strategy ETF

REX Crypto Equity Premium Income ETF